                                       EXHIBITS


Exhibit 21.0     Subsidiaries of the Registrant

     The Company's one subsidiary, which is wholly-owned and incorporated in the state of Delaware, is College Directory Publishing, Inc. of Conshohocken, Pennsylvania.